                                                                  EXHIBIT 10.29

                          AMERICAN CRYSTAL SUGAR COMPANY
               BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                       SUMMARY OF PRIMARY PROVISIONS

Effective Date:                          June 30, 1994

Administrator:                           Human Resources Department

Eligibility:                             Board of Directors of American Crystal Sugar
                                         Company

Deferral Amount:                         All Board and Committee fees

Deferral Election:                       In 1994, an irrevocable election prior to the
                                         date fees are to be paid.  In subsequent
                                         calendar years, an irrevocable election prior
                                         to January 1 of the calendar year the fees are
                                         to be paid.

Length of Deferral:                      Option 1--Until withdrawal from the Board.

                                         Option 2--Until retirement from the Board
                                         Member's regular employment or business, but
                                         not beyond age 65.

Earnings Rate:                           In any calendar year, the 5 year Treasury bond
                                         rate in effect on December 31 of the prior
                                         fiscal year as shown in the Wall Street
                                         Journal.  This earnings rate would apply to
                                         the entire calendar year and would be adjusted
                                         each calendar year to reflect any changes in
                                         bond rates.

Deferred Compensation Accounts:          American Crystal Sugar  Company increases each
                                         participant's account for any deferred
                                         compensation and earnings and decreases it for
                                         any distributions.  Accounts are valued each
                                         August 31 and a statement provided to the
                                         participant.

Unsecured Obligations:                   All accounts are a general obligation of
                                         American Crystal Sugar Company.  Payments are
                                         made from general assets.  Participant's
                                         relationship is that of a general unsecured
                                         creditor.

Payment of Deferred Compensation         Two options are available at the election of
Accounts:                                the participant.

                                         Option 1--Cash in a single sum payment as soon
                                         as practicable following withdrawal from the
                                         Board.

                                         Option 2--In equal installments over a period
                                         of up to 10 years, provided that the Board of
                                         Directors, at its discretion, may elect to
                                         distribute the remaining balance at any time.

                                         Elections must be made prior to January 1 of
                                         the calendar year payment is to commence.

Death of Participant:                    Any unpaid balance will be paid to the
                                         participant's designated beneficiary.





                                       2